Exhibit 16.1

August 22, 2011

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:	Shengkai Innovations, Inc.
Commission file no:  001-34587

We have read and agree with the statements under Item 4.01 of Amendment No. 1 to the Current Report on Form 8-K to be filed by Shengkai Innovations, Inc. on August 22, 2011 regarding our firm. We have no basis to agree or disagree with any other matters reported therein.

Very truly yours,

/s/ BDO China Li Xin Da Hua CPA Co., Ltd.

BDO China Li Xin Da Hua CPA Co., Ltd.